SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: October 29, 2002

FIRSTBANK CORPORATION
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-14209 (Commission File Number)	38-2633910 (IRS Employer Identification no.)

311 Woodworth Avenue Alma, Michigan (Address of principal executive office)		48801 (Zip Code)

Registrant's telephone number, including area code: (989) 463-3131

Item 9.        Regulation FD Disclosure.

        On October 29, 2002, Firstbank Corporation (“Firstbank”) issued a news release with respect to its declaration of a fourth quarter cash dividend. A copy of the news release is attached as Exhibit 99.1.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 29, 2002	FIRSTBANK CORPORATION (Registrant)
	By:	/s/ Samuel G. Stone Samuel G. Stone Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release Dated October 29, 2002 with respect to fourth quarter cash dividend.

EXHIBIT 99.1

FOR IMMEDIATE RELEASE		NEWS RELEASE
Date Submitted: NASDAQ Symbol:	October 29, 2002 FBMI	Contact:	Samuel G. Stone Executive Vice President & Chief Financial Officer (989) 466-7325

Firstbank Announces Fourth Quarter Dividend

Alma, MI (FBMI) – Thomas R. Sullivan, President and Chief Executive Officer of Firstbank Corporation, announced today that a $0.19 per share quarterly cash dividend will be paid December 12, 2002 to shareholders of record as of November 27, 2002.

The rate of $0.19 per share is the same as the rate paid in the third quarter of 2002, and represents a 10.8% increase in dividends per share compared to one year ago.

Firstbank Corporation, headquartered in Alma, Michigan is currently a five bank financial services company with assets of $766 million and 42 offices located in central and northeast Michigan. Bank subsidiaries include: Firstbank - Alma; Firstbank (Mt. Pleasant); Firstbank - West Branch; Firstbank - Lakeview; and Firstbank - St. Johns. Other corporate affiliates include 1st. Armored, Inc.; 1st. Title; Gladwin Land Company, Inc.; and C.A. Hanes Realty, Inc. Investment services are available through affiliations with CB Wealth Management N.A., MML Investors Services, Inc., Raymond James Financial Services Inc., and SunAmerica Securities Inc.